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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report(Date of earliest event reported): May 22, 1996 (May 20, 1996)

                              UTILICORP UNITED INC.
               (Exact name of registrant as specified in charter)

           Delaware                  1-3562                      44-0541877
- --------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission                 (I.R.S. Employer
incorporation or organization)    File Number)               Identification No.)


3000 Commerce Tower, 911 Main, Kansas City, Missouri                    64105
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     (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code                (816) 421-6600
                                                                  --------------

(Former name of former address, if changed since last report.)    Not Applicable
                                                                  --------------

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ITEM 5.  OTHER EVENTS

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     Kansas City Power and Light Company (KCPL) and UtiliCorp United Inc. (UtiliCorp) have entered into an Amended and Restated Agreement and Plan of Merger, dated as of May 20, 1996 (the Merger Agreement) which provides for a strategic "merger-of-equals" (the Transaction). Under the revised terms of the Merger Agreement, a wholly-owned subsidiary of KCPL would merge with and into UtiliCorp. UtiliCorp then would merge with and into KCPL forming the combined company. Shareholders of UtiliCorp would receive one share of KCPL common stock for each share of UtiliCorp common stock. KCPL shareholders would continue to hold their existing KCPL shares.

     The Transaction requires an affirmative vote representing over 50% of UtiliCorp's common stock. The Transaction also requires a majority of voting KCPL shareholders to approve the issuance of additional common stock. Each company is expected to hold a special shareholders' meeting within 90 days to obtain the respective shareholders' approval.

     The Merger Agreement and Transaction was unanimously approved by the Boards of Directors of both companies. The terms of the Merger Agreement are substantially the same as the previous merger agreement between the companies and is subject to the same regulatory approval process.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


(c)  EXHIBIT
     NUMBER

      99.  Press Release, dated May 20, 1996, of UtiliCorp United Inc.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


UtiliCorp United Inc.



By:/s/ Terry G. Westbrook
   ----------------------
   Terry G. Westbrook
   Chief Financial Officer

Date: May 22, 1996

By:/s/ James S. Brook
   ------------------
   James S. Brook
   Vice President

Date: May 22, 1996